- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1994

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /

Check the appropriate box:
/ /   Preliminary proxy statement
/X/   Definitive proxy statement
/X/   Definitive additional materials
/ /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               SALANT CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                               SALANT CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ /   $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

- --------------------------------------------------------------------------------

- ------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               SALANT CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 1994
                            ------------------------

To the Stockholders of Salant Corporation:

     The Annual Meeting of Stockholders of Salant Corporation ('Salant') will be held at the offices of Salant, 36th Floor, 1114 Avenue of the Americas, New York, New York on Tuesday, May 10, 1994, at 10:00 a.m., New York City time, for the following purposes:

          (1) Electing three directors for terms ending at the 1997 Annual Meeting of Stockholders;

          (2) Ratifying the appointment of Deloitte & Touche as independent auditors for Salant for fiscal year 1994, commencing on January 2, 1994; and

          (3) Transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 21, 1994 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     Stockholders, whether or not they expect to attend the Annual Meeting personally, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope, which requires no postage. Stockholders may revoke their proxy at any time before it is voted by filing with the Secretary of Salant a written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          JOHN S. RODGERS
                                          Secretary

New York, New York
April 1, 1994

                               SALANT CORPORATION
                          1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                            ------------------------

                                PROXY STATEMENT
                                 APRIL 1, 1994

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to holders of common stock, par value $1.00 per share (the 'Common Stock'), of Salant Corporation (the 'Company' or 'Salant') in connection with the solicitation of proxies by the Company to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 10, 1994 (the 'Annual Meeting'), or any adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation of proxies by mail, some of the officers, directors, and/or regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegraph, facsimile or in person. Proxies may also be solicited by the firm of D. F. King & Co., Inc. at a cost of approximately $4,000 plus out-of-pocket expenses. The Company will, upon request, reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in forwarding proxy material to their principals. The Company's principal offices are located at 1114 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 221-7500. The mailing of this Proxy Statement to stockholders of the Company will commence on or about April 1, 1994.

     Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. On matters brought before the Annual Meeting as to which a choice has been specified by stockholders on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the three nominees listed in this Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche as independent auditors for the Company for its fiscal year commenced January 2, 1994. Other business, if any, brought before the Annual Meeting shall be voted FOR or AGAINST by the persons designated to vote the proxies as they, in their discretion, determine.

     Stockholders giving a proxy may revoke it by notice in writing delivered to the Secretary of the Company or by delivering a later dated proxy to the Secretary of the Company, in either case, at any time before it is exercised. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who wish to vote in person at the Annual Meeting despite execution of a proxy, should contact the Secretary of the Company.

     Only stockholders of record on March 21, 1994 are entitled to vote at the Annual Meeting. At that date, Salant had outstanding and entitled to vote 13,516,479 shares of Common Stock held by 1,096 stockholders of record. For information regarding the current ownership of the Common Stock by its principal stockholders and management, see 'Security Ownership of Principal Stockholders' and 'Security Ownership of Management' herein.

     The Annual Report to Stockholders for the fiscal year end January 1, 1994 (the '1993 fiscal year'), which includes a copy of Salant's Form 10-K Report for the 1993 fiscal year as filed with the Securities and Exchange Commission, is enclosed herewith.

                             ELECTION OF DIRECTORS

     Salant's Board of Directors consists of nine members, divided into three classes, each class consisting of three members. The term of office for the first class ('Class One') elected at this Annual Meeting will expire at the 1997 Annual Meeting; the term of the second class ('Class Two') will expire at the 1995 Annual Meeting; and the term of the third class ('Class Three') will expire at the 1996 Annual Meeting.

     The names, principal occupations (currently and for at least the preceding five years) and other information concerning nominees proposed for election to the Board of Directors and continuing directors are presented below. All of the nominees for the office of director are currently directors of Salant and each has served continuously since the year indicated. Proxies will be voted for all such nominees, unless marked to the contrary.

     Pursuant to the Company's Plan of Reorganization (the 'Plan of Reorganization') which was consummated on September 20, 1993 (the 'Consummation Date'), the Company entered into an agreement (the 'Apollo Agreement') with Apollo Apparel Partners, L.P. ('Apollo Apparel'), which, as a result of the consummation of the Plan of Reorganization, is the largest stockholder of the Company. Under the Apollo Agreement, Salant must use its best efforts to cause the Board of Directors to consist of nine members. In addition, if Salant nominates an Apollo Apparel designee for election at the Annual Meeting to serve in Class One, Apollo Apparel will vote in favor of all Salant's nominees to Class One at the Annual Meeting. Mr. Yorke is Apollo Apparel's designee to Class One. Moreover, if the Apollo Apparel designee is elected to serve in Class One and Salant nominates an Apollo Apparel designee to serve in Class Two at the first election after the Consummation Date of Class Two directors (the 1995

Annual Meeting of Stockholders), Apollo Apparel will vote in favor of all nominees to Class Two at that Annual Meeting. The Apollo Agreement does not address elections of directors thereafter. For a summary of certain terms of the Apollo Agreement and a related registration rights agreement, see 'Transactions with Management of Salant' herein.

     Salant believes that each nominee will serve as a director, but should any such nominee be unable to serve as a director or withdraws from nomination, proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

NOMINEES FOR TERM ENDING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

     Nicholas P. DiPaolo, age 52, has been Chairman of the Board of Directors, President and Chief Executive Officer of Salant since September 20, 1993. He had been President and Chief Executive Officer since September 1988 and President and Chief Operating Officer of Manhattan Industries, Inc. ('Manhattan') (acquired by Salant in 1988) from June 1986 to September 1988. Mr. DiPaolo has served as a director of the Company since 1989.

     Harold Leppo, age 58, has been an independent retail consultant for more than the past five years. Mr. Leppo is a director of Filene's Basement, an operator of retail clothing stores; Napie Co., a jewelry manufacturer; and Royce Hosiery Mills, Inc., a hosiery manufacturer. Mr. Leppo has served as a director of the Company since September 1993.

     Edward M. Yorke, age 35, is a limited partner of Apollo Advisors, L.P., and has been an officer of Apollo Capital Management Inc., the general partner of Apollo Advisors, L.P., since 1992. Apollo Advisors, L.P. is the managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., a related securities investment fund. AIF II, L.P. is the general partner of Apollo Apparel Partners, L.P., the largest stockholder of Salant. Mr. Yorke is also a limited partner of Lion Advisors, L.P. and has been, since 1992, an officer of Lion Capital Management, Inc., the general partner of Lion Advisors, L.P. Lion Advisors, L.P. principally serves as an investment advisor to and representative for certain institutional investors with respect to securities investments. From 1990 to 1992, Mr. Yorke was a vice president in the high yield capital markets group of BT Securities Corp. From prior to 1988 to 1990, Mr. Yorke was a member of the mergers and acquisitions group of Drexel Burnham Lambert Incorporated. Mr. Yorke is a director of Aris Industries, Inc., an apparel manufacturer; Big Flower Press, Inc., a commercial printer; ICG Holdings, Inc., a manufacturer of industrial coatings; and Webcraft Technologies, Inc.,a commercial printer. Mr. Yorke has served as a director of the Company since September 1993.

CONTINUING DIRECTORS

     Craig M. Cogut, age 40, has been a principal of Apollo Advisors, L.P. and an executive officer and director of Apollo Capital Management, Inc., the general partner of Apollo Advisors, L.P., since 1990. Apollo Advisors, L.P. is the managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., a related securities investment fund. AIF II, L.P. is the general partner of Apollo Apparel Partners, L.P., the largest stockholder of Salant. Mr. Cogut has also been a principal of Lion Advisors, L.P. and an executive officer and director of Lion Capital Management, Inc., the general partner of Lion Advisors, L.P., since 1990. Lion Advisors, L.P. principally serves as investment advisor to and representative for certain institutional investors with respect to securities investments. From prior to 1988 to 1990, Mr. Cogut was a consultant and legal advisor principally to Drexel Burnham Lambert Incorporated and associated entities. Mr. Cogut is also a director of Gillett Holdings, Inc., an operator of television stations and ski resorts, and a producer of lean beef products; Envirotest Systems Corp., Inc., an emissions testing firm; and Interco Incorporated, a manufacturer of furniture, and a manufacturer and retailer of footwear. Mr. Cogut has served as a director of the Company since September 1993.

     Ann Dibble Jordan, age 59, has been an independent consultant for the last five years. Ms. Dibble Jordan is a director of Johnson & Johnson Corporation, a manufacturer and marketer of consumer healthcare products; Capital Cities-ABC, Inc., an operator of radio stations, television stations and a television network; The Travelers Corporation, a financial services and insurance firm; National Health Laboratories, Inc., a commercial laboratory testing firm; The Hechinger Company, a retailer of home improvement products; and Automatic Data Processing, Inc., a computer services company. Ms. Dibble Jordan has served as a director of the Company since September 1993.

     Stanley R. Klion, age 70, has been associated with Resource Holdings, Ltd., a private banking firm, since July 1986. He has also been a visiting Professor and Executive-In-Residence of the Graduate School of Business of Columbia University since September 1986. Mr. Klion is a director of Parlex Corporation, a manufacturer of electronic connectors; and The Nash Engineering Company, a pump manufacturer. He is also a trustee of Pacifica Funds, a business trust consisting of mutual funds; and Empire Builder Tax Free Bond Fund, a mutual fund. Mr. Klion has served as a director of the Company since September 1993.

     Bruce F. Roberts, age 70, has been Executive Director of the Textile Distributors Association, a trade association, since September 1990. Between June 1986 and September 1990, Mr. Roberts was Senior Vice President--Corporate Relations at Spring Industries, a textile manufacturer. Mr. Roberts has served as a director of the Company since September 1993.

     John S. Rodgers, age 64, has been Executive Vice President, Secretary and Senior Counsel of Salant since September 20, 1993. Prior to that time, Mr. Rodgers had been Chairman of the Board of Directors of the Company since March 1991 and previously Vice Chairman of the Board since September 1988. Mr. Rodgers has been Senior Counsel since June 1993 and General Counsel for more than the previous five years. In addition, he has been Secretary for more than the past five years and has served as a director of the Company since 1973.

     Marvin Schiller, age 60, has been Managing Director of A. T. Kearney, Inc., a management consulting firm, since May 1983. Dr. Schiller is also a director of LePercq-Istel Fund, Inc., a mutual fund. Dr. Schiller has served as a director of the Company since 1983.

OTHER INFORMATION REGARDING THE DIRECTORS


     During the 1993 fiscal year, there were twelve meetings of the Board of Directors. Directors who are not employees of Salant are paid an annual retainer of $13,000 and an additional fee of $600 for attendance at each meeting of the Board of Directors or a committee of the Board (other than the Executive Committee) as well as $5,000 per year for service on the Executive Committee, $3,000 per year for service on the Audit Committee, $2,000 per year for service on the Compensation Committee, $2,000 per year for service on the Qualified Plan Committee and $1,000 per year for service on the Nominating Committee. In addition, the Chairman of each Committee is paid an annual fee of $1,000. During the 1993 fiscal year, none of the directors attended fewer than 75 percent of the aggregate number of meetings held by (i) the Board during the period for which he or she served as a director and (ii) the Committees of which he or she was a member during the period for which he or she served on these Committees.

     The Board has established five standing committees to assist it in the discharge of its responsibilities.

     The Executive Committee met twice during the 1993 fiscal year. Prior to September 20, 1993, the members of the Executive Committee were Messrs. Walter Fried, John Mettler and Schiller. Messrs Fried and Mettler resigned as directors of the Company on September 20, 1993. After that date, the Committee was comprised of Messrs. DiPaolo, Cogut and Schiller. The Executive Committee, to the extent permitted by law, may exercise all the power of the Board during intervals between meetings of the Board.

     The Audit Committee met four times during the 1993 fiscal year. Prior to September 20, 1993, the members of the Audit Committee were Messrs. Fried, Mettler and Schiller. After that date, the Committee was comprised of Messrs. Klion, Leppo and Yorke. The Committee meets independently with the Manager of the Internal Audit Department, representatives of Salant's independent auditors and with the Company's Chief Financial Officer and reviews the general scope of the audit, the annual financial statements of the Company and the related audit report, the fees charged by the independent auditors and matters relating to internal control systems. The Committee is responsible for reviewing and monitoring the performance of non-audit services by Salant's independent auditors and for recommending the selection of Salant's independent auditors.

     The Compensation and Stock Plan Committees met three times during the 1993 fiscal year. Prior to September 20, 1993, the members of the Committees were Messrs. Fried, Mettler and Schiller. After that date, the Committees were comprised of Messrs. Leppo, Schiller and Yorke. The Committees are responsible for reviewing and recommending to the Board compensation for officers and certain other management employees and for administering the stock plans.

     The Nominating Committee did not meet during the 1993 fiscal year. Prior to September 20, 1993, the members of the Nominating Committee were Messrs. Fried, Mettler and Robert Ruwitch (a former director). After that date, the Committee was comprised of Ms. Dibble Jordan and Messrs. Cogut, Klion and Roberts. The Committee is responsible for proposing nominees for director for election by the stockholders at each Annual Meeting and proposing candidates to fill any vacancies on the Board. The Committee has not determined whether it will consider candidates proposed by stockholders for membership on the Board.

     The Qualified Plan Committee met twice during the 1993 fiscal year. Prior to September 20, 1993, the members of the Qualified Plan Committee were Messrs. Mettler, Rodgers and Richard P. Randall, Senior Vice President, Treasurer and Chief Financial Officer of the Company. After that date, the Committee was comprised of Ms. Dibble Jordan and Messrs. Roberts and Rodgers. The Committee is responsible for overseeing the administration of the Company's pension and savings plans.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of Salant:

                                                                                        OFFICER OF
            NAME               AGE               POSITIONS AND OFFICES                 SALANT SINCE
- ----------------------------   ----  ----------------------------------------------   ---------------
Nicholas P. DiPaolo.........    52   Chairman of the Board, President and Chief       September 1988
                                       Executive Officer
John S. Rodgers.............    64   Executive Vice President, Secretary and Senior   June 1959
                                       Counsel; Director
Herbert R. Aronson..........    72   Executive Vice President                         October 1990
Elliot M. Lavigne...........    41   Executive Vice President, Marketing; Chairman    January 1994
                                       of the Perry Ellis Division
Richard P. Randall..........    56   Senior Vice President, Treasurer and Chief       December 1990
                                       Financial Officer
Todd Kahn...................    30   Vice President, General Counsel and Assistant    June 1993
                                       Secretary
Joseph G. Salloum...........    54   Vice President, Financial Services               July 1991

     Each of the executive officers of Salant was elected at a meeting of the Board of Directors and will serve until the next Annual Meeting of the Board of Directors or until his successor has been duly elected and qualified.

     Mr. Aronson was elected Executive Vice President of Salant on October 3, 1990. He had been President of the Manhattan Menswear Group, a division of Salant, from May 1988 to October 1990.

     Mr. Lavigne was elected Executive Vice President, Marketing of Salant and Chairman of the Perry Ellis Division on January 3, 1994. He had been President of the Perry Ellis Division from June 1987 to January 1994, and an independent consultant to the Perry Ellis Division from June 1984 until June 1987.


     Mr. Kahn was elected Vice President and General Counsel on June 1, 1993 and Assistant Secretary on September 22, 1993. He had been an attorney with the law firm of Fried, Frank, Harris, Shriver & Jacobson, outside counsel to the Company, since September 1988.

     Mr. Randall was elected Senior Vice President, Treasurer and Chief Financial Officer of Salant on December 30, 1990. From June 1988 to November 1990, when he joined the Company, Mr. Randall had been an independent consultant. Previously, Mr. Randall had been Executive Vice President of Heron Communications, Inc. from January 1987 to June 1988.

     Mr. Salloum has served as Vice President, Financial Services since July 10, 1991. He had served as Controller from July 1991 until June 1992. Mr. Salloum had been Senior Vice President, Finance and Operations, Chief Financial Officer and Secretary of Alfin, Inc. from July 1990 to June 1991; Vice President, Finance and Administration, of Component Guard, Inc. from April 1990 to July 1990; and Senior Vice President, Finance, Administration and Operations, of Sanofi Beauty Products, Inc. from November 1987 to April 1990. Mr. Salloum has elected to terminate his employment with the Company effective June 30, 1994.

     For a summary of the business experience for the past five years of Messrs. DiPaolo and Rodgers, see 'Election of Directors' herein.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of March 21, 1994 with respect to each person who is known to Salant to be the 'beneficial owner' (as defined in regulations of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock.

                              BENEFICIAL OWNERS OF MORE THAN 5% OF THE
                             OUTSTANDING SHARES OF SALANT COMMON STOCK

       NAME AND ADDRESS                                                         AMOUNT AND NATURE OF      PERCENT OF
       OF BENEFICIAL OWNER                                                      BENEFICIAL OWNERSHIP        CLASS
- -----------------------------------------------------------------------------   --------------------      ----------
Apollo Apparel Partners, L.P.  ..............................................         5,924,352              43.8%(a)
  c/o Apollo Advisors, L.P.
  Two Manhattanville Road
  Purchase, New York 10577
John S. Rodgers  ............................................................           814,552(b)            5.9%(c)
  1114 Avenue of the Americas
  New York, New York 10036

- ------------------

(a) This percentage is calculated on the basis of 13,516,479 shares outstanding as of March 21, 1994, excluding those shares held by or for the account of Salant.

(b) This amount includes 476,780 shares held directly by Mr. Rodgers, 2,251 shares held through the Savings Plan, 5,923 shares held by the Margaret S. Vickery Trust, of which Mr. Rodgers is a co-trustee, 325,570 shares issuable upon the exercise of Salant B Warrants held directly by Mr. Rodgers and 4,028 shares issuable upon the exercise of Salant B Warrants held by the Margaret S. Vickery Trust. As to the shares held by the Margaret S. Vickery Trust, Mr. Rodgers shares voting and investment power with a co-trustee, and, as to the Salant B Warrants held by the Trust, Mr. Rodgers shares investment power with a co-trustee. He disclaims beneficial ownership with respect to the shares and the Salant B Warrants held by the Trust.

(c) This percentage is calculated on the basis of 13,516,479 shares outstanding as of March 21, 1994 (excluding those shares held by or for the account of Salant) plus 329,598 shares issuable upon the exercise of Salant B Warrants.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of March 21, 1994 with respect to the beneficial ownership of Common Stock by each of the directors of Salant, each of the executive officers of Salant and all directors and executive officers of Salant as a group.

                 BENEFICIAL OWNERSHIP OF SALANT COMMON STOCK BY
                   DIRECTORS AND EXECUTIVE OFFICERS OF SALANT

                                                                                AMOUNT AND NATURE OF        PERCENT OF
NAME OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP(A)       CLASS(B)
- ----------------------------------------------------------------------------   -----------------------      ----------
Herbert R. Aronson..........................................................             79,875(c)               *
Craig M. Cogut..............................................................          5,925,352(d)(e)          43.8%
Nicholas P. DiPaolo.........................................................            348,187(f)              2.5%
Ann Dibble Jordan...........................................................              1,000(e)               *
Todd Kahn...................................................................              1,000                  *
Stanley R. Klion............................................................              1,000(e)               *
Elliot M. Lavigne...........................................................            134,037(g)               *
Harold Leppo................................................................              1,000(e)               *
Richard P. Randall..........................................................             70,071(h)               *
Bruce F. Roberts............................................................              4,696(i)               *
John S. Rodgers.............................................................            814,552(j)              5.9%
Joseph G. Salloum...........................................................             11,181(k)               *
Marvin Schiller.............................................................              5,914(l)               *
Edward M. Yorke.............................................................          5,925,352(d)(e)          43.8%
All directors and executive officers as a group (14 persons)................          7,398,865(m)             51.1%


- ------------------

* Represents less than one percent.

(a) For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares of Common Stock which such person has the right to acquire within 60 days following March 21, 1994.

(b) As of March 21, 1994, there were 13,516,479 shares outstanding, excluding those shares held by or for the account of Salant. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days following March 21, 1994 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(c) This amount includes 11,100 shares held directly, 2,108 shares issuable upon the exercise of Salant B Warrants and 66,667 shares issuable upon the exercise of stock options.

(d) As of March 21, 1994, Apollo Apparel Partners, L.P. beneficially owned 5,924,352 shares of Common Stock. The general partner of Apollo Apparel Partners, L.P. is AIF II, L.P., the managing general partner of which is Apollo Advisors, L.P., the general partner of which is Apollo Capital Management, Inc. Messrs. Cogut and Yorke are each limited partners of Apollo Advisors, L.P. and each are officers of Apollo Capital Management, Inc. Messrs. Cogut and Yorke each disclaims beneficial ownership of any shares of Common Stock held by Apollo Apparel Partners, L.P.

(e) This amount includes 1,000 shares issuable upon the exercise of stock options.

(f) This amount includes 24,348 shares held directly (including 1,000 shares held by members of Mr. DiPaolo's immediate family), 439 shares held through the Savings Plan, 3,400 shares issuable upon the exercise of Salant B Warrants and 320,000 shares issuable upon the exercise of stock options.

(g) This amount includes 537 shares held through the Savings Plan and 133,500 shares issuable upon the exercise of stock options.

(h) This amount includes 71 shares held through the Savings Plan and 70,000 shares issuable upon the exercise of stock options.

(i) This amount includes 2,200 shares held directly, 1,496 shares issuable upon the exercise of Salant B Warrants and 1,000 shares issuable upon the exercise of stock options.

(j) This amount includes 476,780 shares held directly by Mr. Rodgers, 2,251 shares held through the Savings Plan, 5,923 shares held by the Margaret S.

    Vickery Trust, of which Mr. Rodgers is a co-trustee, 325,570 shares issuable upon the exercise of Salant B Warrants held directly by Mr. Rodgers and 4,028 shares issuable upon the exercise of Salant B Warrants held by the Margaret S. Vickery Trust. As to the shares held by the Margaret S. Vickery Trust, Mr. Rodgers shares voting and investment power with a co-trustee, and, as to the Salant B Warrants held by the Trust, Mr. Rodgers shares investment power with a co-trustee. He disclaims beneficial ownership with respect to the shares and the Salant B Warrants held by the Trust.

(k) This amount includes 500 shares held directly, 341 shares held through the Savings Plan, 340 shares issuable upon the exercise of Salant B Warrants and 10,000 shares issuable upon the exercise of stock options.

(l) This amount includes 1,234 shares held directly, 680 shares issuable upon the exercise of Salant B Warrants and 4,000 shares issuable upon the exercise of stock options.

(m) The 7,397,865 shares held by all directors and executive officers of Salant as a group counts the 5,924,352 shares held by Apollo Apparel Partners, L.P. (discussed in note (d) above) once. Such shares include (i) 6,446,437 shares held directly by, or attributable to, directors and executive officers, (ii) 3,639 shares held through the Savings Plan by executive officers, (iii) 337,622 shares issuable upon the exercise of Salant B Warrants held by Messrs. Aronson, DiPaolo, Roberts, Rodgers, Salloum and Schiller and (iv) 610,167 shares issuable upon the exercise of stock options held by all directors and executive officers that are exercisable on, or may become exercisable within sixty days of, March 21, 1994.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. The Company undertakes to make such filings on behalf of its officers and certain directors. Based on written representations of the reporting persons, the Company believes that during the fiscal year ended January 1, 1994, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements, with the following exceptions. In connection with the consummation of the Plan of Reorganization, Mr. DiPaolo received 7,807 shares of the Common Stock in satisfaction of certain claims. Mr. DiPaolo's wife and son each purchased 500 shares of Common Stock which are attributable to Mr. DiPaolo. In each of the foregoing cases, Mr. DiPaolo has filed the appropriate reports but inadvertently omitted to file those reports in a timely fashion.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued by Salant for fiscal years 1991 through 1993 for services in all capacities to the Company by the Chief Executive Officer and each of the four most highly compensated executive officers of Salant who were serving as executive officers at the end of the last complete fiscal years.

                                  SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM COMPENSATION
                                                                                               -----------------------------------
                                                                ANNUAL COMPENSATION(A)                      NUMBER OF
                                                          ----------------------------------                SECURITIES
                                                                                   OTHER       RESTRICTED   UNDERLYING   LONG-TERM
                                                                                   ANNUAL        STOCK       OPTIONS     INCENTIVE
NAME                    PRINCIPAL POSITIONS        YEAR    SALARY     BONUS     COMPENSATION     AWARDS      GRANTED      PAYOUTS
- ----------------------- -------------------------  ----   --------   --------   ------------   ----------   ----------   ---------
Nicholas P. DiPaolo.... Chairman, President and
                          Chief Executive
                          Officer(b)               1993   $525,000   $862,500(c)     $0            $0               0        $0
                        President and Chief
                          Executive Officer        1992    450,000          0         0             0               0         0
                        President and Chief
                          Executive Officer(e)     1991    432,115          0         0             0         180,000         0
John S. Rodgers........ Executive Vice President,
                          Senior Counsel and
                          Secretary(b)             1993    200,000    100,000         0             0           5,000         0
                        Chairman, General Counsel
                          and Secretary            1992    125,000          0         0             0               0         0
                        Chairman, General Counsel
                          and Secretary(e)         1991    125,000          0         0             0               0         0
Herbert R. Aronson..... Executive Vice President   1993    350,000          0         0             0          35,000         0
                        Executive Vice President   1992    350,000          0         0             0          50,000(g)      0
                        Executive Vice President   1991    350,000     50,000         0             0         100,000         0
Richard P. Randall..... Senior Vice President,
                          Treasurer, and Chief
                          Financial Officer        1993    250,000    390,000(h)      0             0          70,000         0
                        Senior Vice President,
                          Treasurer, and Chief
                          Financial Officer        1992    210,000          0         0             0               0         0
                        Senior Vice President,
                          Treasurer, and Chief
                          Financial Officer        1991    185,000          0         0             0               0         0
Joseph G. Salloum...... Vice President, Financial
                          Services                 1993    165,000     70,625(i)      0             0               0         0
                        Vice President, Financial
                          Services and
                          Controller(j)            1992    157,500     20,625         0             0               0         0
                        Vice President, Financial
                          Services and
                          Controller(k)            1991     78,795     25,000         0             0          30,000         0


                          ALL OTHER
NAME                     COMPENSATION
- -----------------------  ------------

                        <
Nicholas P. DiPaolo....

                           $ 91,055(d)

                             22,216

                             20,439
John S. Rodgers........

                              1,605(f)

                              1,562

                              1,500
Herbert R. Aronson.....           0
                                  0
                                  0
Richard P. Randall.....

                              1,799(f)

                              1,491

                                  0
Joseph G. Salloum......
                              1,799(f)

                                908

                                  0

- ------------------

(a) Includes amounts earned in fiscal year, whether or not deferred.

(b) Mr. DiPaolo was elected Chairman and Mr. Rodgers was elected Executive Vice President on September 20, 1993.

(c) Consists of bonuses, payable pursuant to the 1993 DiPaolo Agreement (see 'Employment Agreements' herein), of $262,500, based on the achievement of a performance target in fiscal year 1993, and $600,000, representing the payment of two installments of Mr. DiPaolo's consummation bonus, which became payable upon the consummation of the Plan of Reorganization. The third installment of $300,000 of the consummation bonus will be paid to Mr. DiPaolo on December 31, 1994. In addition, Mr. DiPaolo will receive, simultaneously with the payment of the third installment, a cash payment of approximately $766,665 to offset the tax consequences resulting from his receipt of his consummation bonus.

(d) Consists of (i) $68,817, representing the market value of 7,754 shares of Common Stock on the date Mr. DiPaolo received such shares (September 22, 1993), pursuant to the Plan of Reorganization, in settlement of an unpaid obligation of the Company in the amount of $125,000 due in 1991, pursuant to an agreement, entered into on April 8, 1988 (the 'Release Agreement'), between the Company and Mr. DiPaolo, terminating an existing employment agreement between Manhattan and Mr. DiPaolo, (ii) premiums of $20,439 under a life insurance/salary continuation plan and (iii) matching contributions of $1,799 under the Savings Plan.

(e) Mr. DiPaolo was elected President and Chief Executive Officer and Mr. Rodgers was elected Chairman on March 27, 1991.

(f) Matching contributions under the Savings Plan.

(g) These options (the '1992 Options') were issued in 1992 as a replacement for 50,000 options of the 100,000 that were issued in 1991. When certain performance-based vesting conditions were not met, 25,000 of the 1992 Options expired at the end of 1992 and the remaining 25,000 of the 1992 Options expired at the end of 1993.

(h) Consists of bonuses, payable pursuant to the Randall Agreement (see 'Employment Agreements' herein) of $90,000, based on the achievement of a performance target in fiscal year 1993, and $300,000, which became payable upon the consummation of the Plan of Reorganization.

(i) Consists of a discretionary bonus of $20,625 and a bonus of $50,000, which became payable upon consummation of the Plan of Reorganization.

(j) Mr. Salloum ceased to hold the office of Controller as of June 4, 1992.

(k) Mr. Salloum was elected Vice President, Financial Services, and Controller on July 10, 1991.

     The following table sets forth information with respect to grants to executive officers of options to purchase Common Stock in the last fiscal year.

                      OPTION GRANTS IN LAST FISCAL YEAR(A)

                                                                                                  POTENTIAL REALIZABLE
                                                                                                         VALUE
                                                          INDIVIDUAL GRANTS                        AT ASSUMED ANNUAL
                                        ------------------------------------------------------           RATES
                                        NUMBER OF                                                    OF STOCK PRICE
                                        SECURITIES       % OF TOTAL                                   APPRECIATION

                                        UNDERLYING        OPTIONS                                   FOR OPTION TERM
                                         OPTIONS         GRANTED TO     EXERCISE    EXPIRATION    --------------------
NAME                                     GRANTED        EMPLOYEES(B)    PRICE(C)       DATE          5%         10%
- -------------------------------------   ----------      ------------    --------    ----------    --------    --------
Nicholas P. DiPaolo..................          0            0.00%            --            --     $      0    $      0
John S. Rodgers......................      5,000(d)         1.28%        $ 6.69      12/13/03       21,016      53,278
Herbert R. Aronson...................     30,000(e)         7.65%        $ 8.82        5/5/03      166,039     421,121
                                           5,000(d)         1.28%        $ 6.69      12/13/03       21,016      53,278
Richard P. Randall...................     30,000(f)         7.65%        $ 8.75       2/16/03      165,085     418,357
                                          30,000(e)         7.65%        $ 8.82        5/5/03      166,039     421,121
                                          10,000(d)         2.55%        $ 6.69      12/13/03       42,032     106,557
Joseph G. Salloum....................          0            0.00%            --            --            0           0

- ------------------

(a) No stock appreciation rights were granted during fiscal year 1993.

(b) This percentage is calculated on the basis of 392,000 shares granted to all employees.

(c) Market price of the Common Stock on the date of grant.

(d) The option becomes exercisable with respect to one-third of the shares on December 13 in each of 1994, 1995 and 1996.

(e) The option becomes exercisable with respect to one-third of the shares on May 5 in each of 1994, 1995 and 1996.

(f) The option becomes exercisable with respect to one-third of the shares on February 16 in each of 1994, 1995 and 1996.

OPTION EXERCISES AND VALUES FOR FISCAL YEAR 1993

     The following table sets forth as of January 1, 1994, for each of the executive officers listed in the Summary Compensation Table (i) the total number of shares received upon exercise of options during fiscal year 1993, (ii) the value realized upon such exercise, (iii) the total number of unexercised options to purchase Common Stock (exercisable and unexercisable) held, and (iv) the value of such options which were in-the-money at January 1, 1994 (based on the difference between the closing price of Common Stock on December 31, 1993, the last trading day of the fiscal year ended January 1, 1994, and the exercise price of the option). The Company has not issued any SARs.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                   NUMBER OF SECURITIES          TOTAL VALUE OF
                                                                  UNDERLYING UNEXERCISED    UNEXERCISED, IN-THE-MONEY
                                                                         OPTIONS             OPTIONS HELD AT FISCAL
                             NUMBER OF SHARES                       AT FISCAL YEAR-END             YEAR-END(A)
                                ACQUIRED ON          VALUE      --------------------------  -------------------------
NAME                             EXERCISE          REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------  -------------------  -------------  -----------  -------------  -----------  ------------
Nicholas P. DiPaolo.......                    0    $         0      320,000         60,000   $  663,750   $   285,000
John S. Rodgers...........                    0              0            0          5,000            0         3,425
Herbert R. Aronson........                    0              0       66,667         35,000      256,250         3,425
Richard P. Randall........                    0              0       50,000         70,000      268,750         6,850
Joseph G. Salloum.........               10,000         71,250       10,000         10,000       47,500        47,500

- ------------------

(a) The market value of the Common Stock on December 31, 1993, the last trading day of the fiscal year ended January 1, 1994, was $7.375 per share.

                               PERFORMANCE GRAPH

     The following table compares the cumulative total shareholder return on Salant Common Stock with the cumulative total shareholder returns of (x) the S&P 500 Textile-Apparel Manufacturers index and (y) Wilshire 5000 index from December 1988 to December 1993. The return on the indices is calculated assuming the investment of $100 on December 31, 1988 and the reinvestment of dividends. Pursuant to the Plan of Reorganization, each holder of Common Stock on the Consummation Date received 0.68 of a Salant B Warrant for each share held. The return on Common Stock assumes the reinvestment in Common Stock of the value on the Consummation Date of such portion of a Salant B Warrant for each share held.

       CUMULATIVE TOTAL SHAREHOLDER RETURN DECEMBER 1988 TO DECEMBER 1993

                                 (CHART)
                    [TABULAR NARRATIVE TO BE SUPPLIED]

EMPLOYMENT AGREEMENTS

     Mr. DiPaolo is a party to an Employment Agreement (the '1993 DiPaolo Agreement'), dated as of September 20, 1993, which provides for his employment as Chairman of the Board, President and CEO of Salant through December 31, 1994. The 1993 DiPaolo Agreement provides for the payment of a fixed base salary in the amount of $525,000 from January 3, 1993 through January 1, 1994 and $600,000 from January 2, 1994 to December 31, 1994. Under the terms of the 1993 DiPaolo Agreement, Mr. DiPaolo is paid a cash bonus equal to 20% of his annual salary in the event the Company generates operating income for the year equal to at least 90% of the operating income provided in the Company's annual business plan. If the Company's operating income for the year equals or exceeds 95% of the annual business plan, then he receives a cash bonus equal to 50% of his annual salary. At 100% of the annual business plan, he receives a cash bonus equal to 100% of his annual salary. Actual operating income in excess of the annual business plan increases Mr. DiPaolo's incentive payment by 20% of his annual salary for each five percentage point increment of increased operating income for the year. Determinations of operating income for the year are calculated before amortization of intangibles and after any reserve for contingencies. Pursuant to the Plan of Reorganization, the 1993 DiPaolo Agreement provides for the payment in cash of a consummation bonus of $900,000 (the 'Consummation Bonus'), payable in three equal installments after the Consummation Date. The first two installments were paid in 1993, and the third will be paid on December 31, 1994. In addition, pursuant to the 1993 DiPaolo Agreement, Mr. DiPaolo will receive, simultaneously with the payment of the final installment of the Consummation Bonus, a cash payment of approximately $766,665 to offset the tax consequences resulting from his receipt of the Consummation Bonus. Mr. DiPaolo has the right to terminate his employment for 'good reason' (as defined in the 1993 DiPaolo Agreement) and receive within thirty days of the date of that termination a lump sum payment equal to the sum of (i) two times his then current salary, plus (ii) $250,000, plus (iii) the excess of the aggregate 'Fair Market Value' (as defined in the applicable stock option plan) on the termination date of the Common Stock subject to the stock options then held by Mr. DiPaolo over the aggregate exercise price of those stock options. With respect to the portion of the payment described in clause (iii), Mr. DiPaolo may defer payment and the date for measuring Fair Market Value for up to seven months.

     Mr. DiPaolo is also party to an agreement (the 'Extension Agreement'), dated as of September 22, 1993. Pursuant to the Extension Agreement, Salant has the option to extend Mr. DiPaolo's employment for a period of one year commencing on January 1, 1995 and ending on December 31, 1995 with an increase of $25,000 in Mr. DiPaolo's fixed base salary to $625,000. In consideration for this option, the Company agreed to guarantee that it will fully comply with all of the terms and conditions of the 1993 DiPaolo Agreement.

     In addition to the foregoing, pursuant to a life insurance/salary continuation plan adopted by Manhattan in 1977, if Mr. DiPaolo dies during his employment by Salant and prior to retirement, his beneficiaries receive $202,957 annually for a period of 10 years. If Mr. DiPaolo remains with Salant until his retirement, he will receive an annuity for a period of 15 years at the rate of approximately $115,815 annually and thereafter for life at the rate of approximately $86,584 annually. In the event that Mr. DiPaolo's employment with Salant is terminated, other than 'for cause' (as defined in the 1993 DiPaolo Agreement), Salant has agreed to assign to Mr. DiPaolo three insurance policies on his life owned by Salant, with an aggregate current cash surrender value of approximately $106,961.

     On August 6, 1993, the Official Committee of Equity Security Holders of Salant in Salant's Chapter 11 case (the 'Equity Committee') filed a notice of appeal in the United States District Court for the Southern District of New York. The Equity Committee appealed the portion of the Plan of Reorganization relating to the Consummation Bonus, but did not seek to overturn the confirmation of the Plan of Reorganization. On November 12, 1993, Salant moved to dismiss the appeal on the grounds that the Equity Committee lacks standing and mootness. Consideration of the Equity Committee's appeal is being deferred pending the resolution of Salant's motion to dismiss.

     Mr. Rodgers is a party to an Employment Agreement (the 'Rodgers Agreement'), dated as of July 30, 1993, which provides for his employment as Executive Vice President, Senior Counsel and Secretary through December 31, 1994. Mr. Rodgers receives an annual base salary of $200,000 from January 3, 1993 through January 1, 1994, and $225,000, from January 2, 1994 through December 31, 1994. Mr. Rodgers is also paid a cash bonus of $40,000 in the event the Company generates operating income for the year equal to at least 90% of the operating income provided for in the Company's annual business plan. If the Company's operating income for the year equals or exceeds 95% of the annual business plan, then he receives $100,000. If the Company's operating income for the year equals or exceeds 100% of the annual business plan, then he will receive $200,000. Determinations of operating income for the year are calculated before amortization of intangibles and after any reserve for contingencies. Mr. Rodgers has the right to terminate his employment following a 'change of control' for 'good reason' (as those terms are defined in the Rodgers Agreement) and receive within thirty days of the date of that termination a lump sum in an amount equal to the sum of (i) two times his then current salary, plus (ii) $40,000, plus (iii) the excess of the aggregate 'Fair Market Value' (as defined in the applicable stock option plan) on the termination date of the Common Stock subject to the stock options then held by Mr. Rodgers over the aggregate exercise price of those stock options. With respect to the portion of the payment described in clause (iii), Mr. Rodgers may defer payment and the date for measuring Fair Market Value for up to seven months.

     Mr. Aronson is a party to an employment agreement, dated as of December 31, 1990, which provides for his employment as Executive Vice President through December 31, 1992 at an annual salary of $350,000 plus incentive compensation based upon Salant's performance against operating targets which are prepared annually. On June 30, 1992, Salant extended the agreement for an additional two years. The agreement also provides for a consulting period of five years after the employment period at an annual fee of not less than $100,000. Upon the occurrence of certain events, including the diminution of Mr. Aronson's title, responsibilities or salary, Mr. Aronson may terminate his employment and collect his salary for six months or through December 31, 1994, whichever time period results in the greater payment.

     Mr. Randall is a party to an employment agreement (the 'Randall Agreement'), dated July 30, 1993, which provides for his employment as Senior Vice President, Treasurer and Chief Financial Officer of Salant through December 31, 1994. Mr. Randall will receive an annual base salary of $250,000 from January 3, 1993 through January 1, 1994 and $280,000 from January 2, 1994 through December 31, 1994. Mr. Randall is also paid a cash bonus equal to 36% of his annual salary in the event the Company generates operating income for the year equal to at least 90% of the operating income provided for in the Company's annual business plan. If the Company's operating income for the year equals or exceeds 100% of the annual business plan, then he will receive 40% of his annual salary. Determinations of operating income for the year are calculated before amortization of intangibles and after any reserve for contingencies. Mr. Randall has the right to terminate his employment following a 'change of control' for 'good reason' (as those terms are defined in the Randall Agreement) and receive within thirty days of the date of termination a lump sum in an amount equal to the sum of (i) two times his then current salary, plus (ii) $40,000, plus (iii) the excess of the aggregate 'Fair Market Value' (as defined in the applicable stock option plan) on the termination date of the Common Stock subject to the stock options then held by Mr. Randall over the aggregate exercise price of those stock options. With respect to the portion of the payment described in clause (iii), Mr. Randall may defer payment and the date for measuring Fair Market Value for up to seven months.

     Mr. Salloum is a party to an employment agreement, dated as of July 1, 1991, as amended, which provides for his employment as Vice President, Financial Services through June 30, 1994. Mr. Salloum's compensation includes an annual salary of $165,000, plus a bonus made up of two components. The first component equals 25% of his current salary if Salant achieves operating targets, which are prepared annually. The second component equals 12.5% of his current salary and is payable at Salant's sole discretion. Under the agreement, if Salant terminates Mr. Salloum's employment other than 'for cause' (as defined in such agreement), Salant must make a severance payment to Mr. Salloum equal to the sum of his current compensation and automobile allowance for one year. After January 1, 1994, under certain circumstances, Mr. Salloum may terminate his employment effective June 30, 1994. Upon such termination, Mr. Salloum will receive, on a monthly basis as a severance payment, an amount equal to his then-current monthly salary (without any pro rata bonus) and all other fringe benefits, for the period from July 1, 1994 to the earlier of (x) December 31, 1994 or (y) the date that Mr. Salloum commences other employment. Mr. Salloum has elected to terminate his agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation and Stock Plan Committees prior to September 20, 1993 were Messrs. Fried, Mettler and Schiller, and after that date were Messrs. Leppo, Schiller and Yorke, none of whom were (i) during the 1993 fiscal year, an officer of the Company or any of its subsidiaries or (ii) formerly an officer of the Company or any of its subsidiaries. Mr. Fried, a former director of the Company, is 'of counsel' to Fried, Frank, Harris, Shriver & Jacobson, a law firm which has served as outside general counsel to the Company since June 1990 and had served previously as special counsel from November 1987 to June 1990 and outside general counsel from November 1984 to November 1987.


REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES ON EXECUTIVE COMPENSATION

     This report sets forth the compensation policies that guide decisions of the Compensation and Stock Plan Committees with respect to the compensation of the Company's executive officers. This report also reviews the rationale for pay decisions that affected Mr. DiPaolo during the 1993 fiscal year, and, in that regard, offers additional insight into the figures that appear in the Compensation Tables which are an integral part of the overall disclosure of executive compensation. Any consideration of pay-related actions that may become effective in future fiscal years are not reported in this statement.

     Committee Responsibility. The central responsibility of the Compensation Committee is to oversee compensation practices for the Company's executive officers. In this capacity, it reviews salaries, benefits, and other compensation paid to the Company's executive officers and recommends actions to the full Board of Directors with respect to these matters. The Stock Plan Committees administer the Company's 1987, 1988 and 1993 Stock Plans and, in this role, are responsible for granting stock options to all of the Company's eligible employees, including its officers.

     Statement of Compensation Policy. In the context of their oversight roles, the Compensation and Stock Plan Committees are dedicated to ensuring that the Company's financial resources are used effectively to support the achievement of its short-term and long-term business objectives. In general, it is the policy of the Company that executive compensation:

          (a) reflect relevant market standards for individuals with superior capabilities so as to ensure that the Company is effectively positioned to recruit and retain high-performing management talent;

          (b) be driven substantially by the Company's performance as measured by the achievement of internally generated earnings targets; and

          (c) correlate with share price appreciation, thereby coordinating the interests of management and shareholders.

Percentile objectives are not specified in setting executive compensation.

     The members of the Compensation and Stock Plan Committees believe that the Company's executive compensation program is well structured to achieve its objectives. These objectives are satisfied within the context of an overall executive pay system that is comprised of a market driven base salary, variable incentive compensation and options to purchase the Company's Common Stock.

     Description of Compensation Practices. It is the Company's practice to enter into employment agreements with its executive officers. These agreements specify the various components of compensation, including, among others, base salary and incentive compensation.

     Base Salary. Base salaries for the Company's executive officers are defined in their respective employment agreements, and, in the view of the Compensation Committee, reflect base pay levels that generally are being commanded by high-quality management in the marketplace. The Compensation Committee's normal practice is to review each executive officer's salary at the time of contract renewal, at which point adjustments are recommended to ensure consistency with pay expectations in the apparel industry and to reflect the extent of the executive's contribution to corporate performance over time.

     An employment agreement, dated March 27, 1991 (the '1991 DiPaolo Agreement'), entered into between the Company and Mr. DiPaolo, provided that Mr. DiPaolo would be paid a fixed base salary in the amount of

$450,000 per year throughout the term of his agreement, which would expire on the first anniversary of the Consummation Date. In the opinion of the Compensation Committee and the Board, Mr. DiPaolo's leadership of the Company, since his election as Chief Executive Officer on March 27, 1991, was a key element in the Company's return to profitability and its achievement of substantial consensus on the Plan of Reorganization. In order to assure the continuing availability of Mr. DiPaolo's services beyond the first anniversary of the Consummation Date, at the recommendation of the Compensation Committee, the Board approved the terms of the 1993 DiPaolo Agreement, to become effective on the Consummation Date. Under the 1993 DiPaolo Agreement, Mr. DiPaolo's annual base salary was $525,000 in the 1993 fiscal year and will be $600,000 in the 1994 fiscal year.

     Incentive Compensation. Incentive compensation payments to executive officers are based on the Company's performance and are intended to motivate the Company's executive officers to maximize their efforts to meet and exceed key earnings goals.

     The specific terms of each incentive arrangement are individually negotiated, but, in general, executive officers can earn incremental cash compensation based on the extent to which the Company achieves and exceeds annual earnings targets. Ordinarily, executive officers are paid a fixed cash award in years when operating income (before amortization of intangibles and after any reserve for contingencies) equals 100% of the annual business plan. Smaller awards are paid when earnings fall below plan levels, and greater payments are made when results exceed plan. There is no limit on the overall incentive opportunity; however, in a year in which operating income falls below 90% of the annual business plan, no incentive compensation payments are made.

     The 1993 DiPaolo Agreement provides for a cash bonus calculated in the same manner as the 1991 DiPaolo Agreement except that if the Company achieves 90% to 95% of its annual business plan, Mr. DiPaolo is entitled to 20% instead of 22% of his annual salary and for each five percentage point increment in excess of 100% of the annual business plan, he is entitled to 20% of his annual salary instead of 25% of his annual salary for each five percentage point increment in excess of 105% of the annual business plan. Inasmuch as the Company's operating income for 1993 exceeded 95% of the annual business plan, Mr. DiPaolo received incentive compensation in the amount of $262,500 for the 1993 fiscal year.

     Compensation for Extraordinary Efforts. In recognition of the extraordinary efforts of certain of the Company's employees throughout the course of the Company's reorganization, at the recommendation of the Compensation Committee, the Board approved, and the Company established, a cash bonus pool of $1,300,000 to fund special one-time distributions among four employees, including Mr. DiPaolo and two other executive officers. Under the 1993 DiPaolo Agreement, as a result of the consummation of the Plan on Reorganization, Mr. DiPaolo is entitled to receive a consummation bonus of $900,000, payable in three equal installments, and, together with the final installments an additional payment of approximately $770,000 to offset the tax consequences of this bonus. During 1993, Mr. DiPaolo received consummation bonus payments aggregating $600,000, and other executive officers received consummation bonus payments aggregating $700,000.

     As part of the Company's reorganization, the number and composition of the Board changed to include nine directors, three of whom were continuing directors and the remaining six of whom were new directors. Shortly after the Consummation Date, with the recommendation of the Compensation Committee and the approval of the Board, the Company and Mr. DiPaolo entered into an agreement guarantying the performance of the terms of the 1993 DiPaolo Agreement, including Mr. DiPaolo's Consummation Bonus, and granting the Company an option to extend the 1993 DiPaolo Agreement from January 1, 1995 through December 31, 1995 with an increase of $25,000 in Mr. DiPaolo's fixed base salary to $625,000.

     Stock Plans. The Company reinforces the importance of producing attractive returns to shareholders over the long-term through the operation of its 1987, 1988 and 1993 Stock Plans. During 1993, with the approval of the Compensation Committee and the Board, the Company adopted its 1993 Stock Plan as part of its Plan of Reorganization. Stock options granted pursuant to the stock plans provide recipients with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value reflected in an increase in the price of Company shares.

     Exercise prices of options are ordinarily equal to 100% of the fair market value of the Company's shares on the date of grant of the option. This ensures that executives will derive benefits as shareholders realize corresponding gains. To encourage a long-term perspective, options are assigned a 10-year term, and most options become exercisable in equal installments on the first, second and third anniversaries of the date of grant.

     Stock options granted to executive officers typically are considered when employment agreements are initiated or renewed. In recent years, the Stock Plan Committees have based their decisions to grant stock options on competitive factors, their understanding of current industry compensation practices, their assessment of individual potential and performance and the risk of accepting employment within the framework of a chapter 11 environment. By granting stock options, the Committees are not only addressing market demands with respect to total compensation opportunities, but are also effectively reinforcing the Company's policy of encouraging executive stock ownership in support of building shareholder value.


     The Stock Plan Committees made no recommendations for additional option grants to Mr. DiPaolo in 1993.

     Deductibility of Executive Compensation. The recently enacted Section 162(m) of the Internal Revenue Code ('Section 162(m)') generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year.

     In December 1993, the Internal Revenue Service issued proposed regulations implementing Section 162(m). The regulations will not become final until after a period for public comment and possibly public hearings thereafter. The Compensation Committee has been following this matter closely.

     In 1994, Section 162(m) may only effect the tax deductibility of a portion of the compensation paid to two of the Company's executive officers. Since each of the Company's executive officers have existing employment agreements, the Compensation Committee is not in a position to effectuate a change in compensation in response to Section 162(m) at this time. The Compensation Committee intends to consider, to the extent practicable, appropriate action in the future to perserve the deductibility of executive compensation.

     Summary. The Compensation and Stock Plan Committees are responsible for a variety of compensation recommendations and decisions affecting the Company's executive officers. By conducting their decision making within the context of a highly integrated, multicomponent framework, the Committees ensure that the overall compensation offered to executive officers is consistent with the Company's interest in providing competitive pay opportunities which reflect its pay-for-performance orientation and support its short and long-term business mission. The Compensation and Stock Plan Committees will continue to actively monitor the effectiveness of the Company's executive compensation plans and assess the appropriateness of executive pay levels to assure prudent application of the Company's resources.

                  Marvin Schiller, Chairman
                  Harold Leppo
                  Edward M. Yorke

SALANT CORPORATION RETIREMENT PLAN

     Salant sponsors the Salant Corporation Retirement Plan (the 'Retirement Plan'), a noncontributory, final average pay, defined benefit plan. A participant becomes vested upon completion of 5 years of service. The Retirement Plan provides pension benefits, benefits to disabled participants and benefits to surviving spouses of participants who die prior to retirement. At normal retirement, a member receives an annual pension benefit for life equal to the greater of (a) the sum of 0.65% of his/her average final annual compensation for the highest 5 consecutive years of the last 15 years preceding retirement ('final average compensation') not in excess of 140% of the average Social Security wage base for the 35-year period ending with retirement ('covered compensation') plus 1.25% of final average compensation in excess of covered compensation multiplied by the number of years of his/her credited service not in excess of 35, or (b) $96 multiplied by the number of years of his/her credited service, but not to exceed $2,880. A participant may elect an actuarially reduced benefit at his/her early retirement. The benefit formula of the Retirement Plan was amended in October 1991 effective as of December 1, 1989. A participant's benefit under the Retirement Plan will never be less than his/her accrued benefit under the terms of such plan prior to the effective date of the amendment. The benefit formula prior to amendment was 1 1/4% of a participant's average final annual compensation for the highest 5 consecutive years of
                                       18
the last 15 years preceding retirement multiplied by the number of years of his/her credited service not in excess of 30, minus up to 50% of primary social security, prorated for fewer than 30 years of service. The accrued benefits of the most highly compensated participants under the old formula had been frozen as of November 30, 1989. The following table shows the annual pension benefits which would be payable to members of the Retirement Plan at normal retirement after specific periods of service at selected salary levels, assuming the continuance of the Retirement Plan.

            ESTIMATED ANNUAL PENSION PAYABLE TO MEMBER UPON RETIREMENT AT AGE 65

              AVERAGE ANNUAL COMPENSATION IN                             NUMBER OF YEARS OF SERVICE(B)
           HIGHEST FIVE CONSECUTIVE YEARS OF THE              ---------------------------------------------------
           LAST 15 YEARS PRECEDING RETIREMENT(A)                10         20         25         30         35
- -----------------------------------------------------------   -------    -------    -------    -------    -------
         $ 60,000..........................................   $ 5,592    $11,184    $13,980    $16,776    $19,572
           80,000..........................................     8,092     16,184     20,230     24,276     28,322
          100,000..........................................    10,592     21,184     26,480     31,776     37,072
          120,000..........................................    13,092     26,184     32,730     39,276     45,822
          150,000..........................................    16,842     33,684     42,105     50,526     58,947
          180,000..........................................    20,592     41,184     51,480     61,776     72,072
          200,000..........................................    23,092     46,184     57,730     69,276     80,822

- ------------------

(a) No more than $200,000 of compensation (adjusted for inflation after 1989) may be recognized for the purpose of computing average annual compensation.

(b) Messrs. Aronson, DiPaolo, Randall, Rodgers and Salloum have, respectively, 24 years, 9 years, 3 years, 36 years and 2 years of credited service under the Retirement Plan.

     Messrs. Aronson and DiPaolo were participants in the Manhattan Industries, Inc. Employees Benefit Plan (the 'Manhattan Plan'), which was merged into the Retirement Plan as of March 1, 1992. Their years of service as participants in the Manhattan Plan will be considered in determining their benefits under the Retirement Plan. Furthermore, their benefits under the Retirement Plan will never be less than their accrued benefits under the terms of the Manhattan Plan determined as of January 31, 1989. The benefit formula of the Manhattan Plan was the product of (a) the sum of (i) 0.50% of the participants' average annual compensation for any 36-consecutive month period of his employment ('final average compensation') in excess of his covered compensation plus (ii) 1.00% of his final average compensation in excess of covered compensation multiplied by
(b) the number of his years of service.

                     TRANSACTIONS WITH MANAGEMENT OF SALANT

     Except as described below, no transactions have occurred since January 2, 1993 to which Salant was or is to be a party and in which directors, executive officers or control persons of Salant, or their associates, had or are to have a direct or indirect material interest.

     According to the Schedule 13D filed with the Securities and Exchange Commission by Apollo Apparel, in connection with the Plan of Reorganization, Apollo Apparel received, as part of the consideration to discharge claims in respect of $64,850,000 in principal amount of Salant's 13 3/4% Senior Subordinated Reset Notes due 1995, 5,924,355 shares of Common Stock, or 43.8% of the outstanding shares of Common Stock. Pursuant to the Plan of Reorganization, Salant and Apollo Apparel entered into the Apollo Agreement which addresses the representation of Apollo Apparel on Salant's Board of Directors and restricts the ownership level of Common Stock by Apollo Apparel and its affiliates. Pursuant to the Apollo Agreement, if the Company nominates Apollo Apparel's designee for election at the Annual Meeting to serve in Class One, then Apollo Apparel (i) will vote its shares of Common Stock in favor of Salant's slate of directors and (i) will not solicit proxies in favor of or in any other way, directly or indirectly, support nominees to Class One not proposed by Salant. Apollo Apparel has designated, and Salant has nominated for election to serve in Class One, Mr. Yorke. See 'Election of Directors' herein. Further, if Apollo Apparel's designee to Class One is elected and Salant nominates Apollo Apparel's designee to serve in Class Two at the first election after the Consummation Date of Class Two directors (at the 1995 Annual Meeting of Stockholders), then Apollo Apparel (i) will vote its shares of Common Stock in favor of Salant's slate for Class Two and (ii) will not solicit proxies in favor of or in any other way, directly or indirectly, support nominees to Class Two not proposed by Salant. If, (i) Apollo Apparel's designee for Class One is not elected to the Board of Directors of Salant or (ii) Salant does not nominate one designee of Apollo Apparel to serve in Class Two at the first election of Class Two directors after the Consummation Date, then Apollo Apparel will have the right to vote for and solicit proxies in favor of nominees to Class Two other than those proposed by Salant. The Apollo Agreement does not address elections of directors in Class Three or any subsequent elections of Class One or Class Two directors.

     While Apollo Apparel has a designee on the Salant Board of Directors, one of Apollo Apparel's designees will serve on the Executive Committee of Salant. If, at any time, Apollo Apparel and its affiliates own less than 5% of the outstanding shares of Common Stock, Apollo Apparel has agreed that each of the Apollo Apparel designees to the Salant Board of Directors and the Apollo Apparel designee to the Executive Committee of Salant will resign.


     In the event of the death or other removal of any Apollo Apparel designee from the Board of Directors (other than upon their resignation when Apollo Apparel owns less than 5% of Salant), Salant must use its best effort to elect the successor designated by Apollo Apparel.

     Pursuant to the Apollo Agreement, Apollo Apparel and its affiliates are generally prohibited for a period of three years from the Consummation Date from acquiring additional shares of Common Stock and from forming, joining or participating in a group with any other person to acquire shares of Common Stock. These prohibitions terminate if a tender offer is made for more than 40% of the outstanding Common Stock or if a person who is not affiliated or acting in concert with Apollo Apparel acquires or proposes to acquire 40% of the outstanding Common Stock.

     The Apollo Agreement terminates upon the later of (i) September 20, 1996 or
(ii) when Apollo Apparel and its affiliates own less than 5% of the outstanding Common Stock and Apollo Apparel has no designees on the Board of Directors of Salant.

     Pursuant to the Plan of Reorganization, Salant and Apollo Apparel also entered into a registration rights agreement, which provides Apollo Apparel with piggyback registrations and two demand registrations, subject to certain limitations, and with certain indemnification rights against Salant for securities laws claims related to any demand or piggyback registration.

                              INDEPENDENT AUDITORS

     Deloitte & Touche currently serve as independent auditors for Salant. Deloitte & Touche and its predecessors have served as independent auditors for Salant since 1951.

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche to serve as Salant's independent auditors to audit its books and accounts for its fiscal year which commenced on January 2, 1994. Such appointment is conditioned upon ratification by the stockholders, and the matter will be presented at the Annual Meeting. If the stockholders do not ratify the appointment, the selection will be reconsidered by the Board of Directors of Salant.

     A representative of Deloitte & Touche will be present at the stockholders' meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal of a stockholder to be presented at the Annual Meeting of Stockholders in 1995 must be received by the Secretary of Salant at its principal offices, prior to 5:00 p.m., New York City time, on December 2, 1994, in order to be considered for inclusion in Salant's 1995 proxy materials. Any such proposal must be in writing and signed by the stockholder.


                                 OTHER MATTERS

     Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

     Stockholders may receive, without charge, a copy of Salant's Form 10-K Report for the fiscal year ended January 1, 1994, as filed with the Securities and Exchange Commission, by writing to Secretary, Salant Corporation, 1114 Avenue of the Americas, New York, New York 10036.

                                          By Order of the Board of Directors,


                                          JOHN S. RODGERS
                                          Secretary

                APPENDIX FOR GRAPHIC AND IMAGE MATERIAL

     The preceding Proxy Statement, as it exists in its typeset/printed form, contains graphic and image material that is not ASCII-compatible. Therefore, in accordance with Rule 304 of Regulation S-T, each occurrence of graphic and image material has been replaced in this EDGAR submission file with a fair and accurate narrative description of such material, which description may consist of, but is not restricted to, the use of charts or tables that provide data points and describe or interpret the data.

     The aforementioned narrative descriptions are included in the body of the Proxy Statement of this EDGAR submission file at the points in which their graphic or image counterparts occur in the typeset/printed Proxy Statement. The following is a list of the omitted graphic or image material, cross-referenced to the location of its narrative description in the text of this EDGAR submission file.

                                              LOCATION OF NARRATIVE DESCRIPTION
OMITTED GRAPHIC OR IMAGE                          IN EDGAR SUBMISSION FILE
- -----------------------------------------    -----------------------------------

Graph entitled "Cumulative Total
  Shareholder Return December 1988 to
  December 1993".........................    Following the heading and paragraph
                                             entitled "Performance Graph" on
                                             page 13 of the Proxy Statement

PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       SALANT CORPORATION

  The undersigned hereby appoints Ann Dibble Jordan, Stanley R. Klion, and Bruce F. Roberts proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Salant Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Corporation to be held May 10, 1994 or any adjournment thereof.


   (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

1. ELECTION OF DIRECTORS                        NOMINEES: Nicholas P. DiPaolo, Harold Leppo and Edward M. Yorke

FOR all nominees          WITHHOLD
listed to the right       AUTHORITY             (INSTRUCTION: To withhold authority to vote for any individual nominee, write that
(except as marked   to vote for all nominees    nominee's name in the space provided below.)
to the contrary)       listed to the right
                                                -----------------------------------------------------------------------------------

    / /                        / /

2. Ratification of Deloitte & Touche as         3. In their discretion, the Proxies are authorized to
   independent auditors of the corporation.        vote upon such other business as may properly
                                                   come before the meeting.

                                                 Please sign exactly as name appears hereon. When shares are held by joint
       FOR       AGAINST      ABSTAIN            tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please
       / /        / /          / /               sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                 Dated: ---------------------------------------------------------------, 1994


                                                        ---------------------------------------------------------------------
                                                                                    (Signature)


                                                        ---------------------------------------------------------------------
                                                                           (Signature if held jointly)

                    PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.